UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): August 4, 2022

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2022, the Compensation Committee of the Board of Directors of Willis Lease Finance Corporation (the “Company”) approved entering into a new employment agreement (the “Hole Employment Agreement”) with Brian R. Hole, currently the Company’s President since April 2016, to continue to serve as the Company’s President, effective retroactively to April 1, 2022. The Hole Employment Agreement, approved by the Board of Directors on August 1, 2022 and executed on August 2, 2022, also provides that if the Company establishes a subsidiary to engage in providing long-term debt and/or finance leases (the “LendCo”), Mr. Hole will serve as the leader of that subsidiary (the “LendCo Leader”).

Brian R. Hole, 44, joined the Company in August 2014 and was promoted to President on April 1, 2016. Prior to his appointment as President, he served as the Company’s Senior Vice President & Chief Investment Officer. Formerly, Mr. Hole was Owner and President of Aviation Opportunity Management LLC, where he advised bank, private equity and alternative investment funds regarding investment in large commercial aircraft and engines. Prior to starting his own business, from 2008 to 2012, Mr. Hole served as an attorney for United Technologies Corporation, Pratt & Whitney Division, where he worked with the Commercial Engines Group in assisting with the next generation product family of engines and, specifically, on the partnership for the PW1100G engine on the Airbus A320neo family of aircraft and at IAE International Aero Engines, where he structured and negotiated engine sales and aftermarket programs as well as spare engine and aircraft financings. Mr. Hole earned his undergraduate degree from Georgetown University and a law degree, with high honors, from the University of Connecticut School of Law.

There are no arrangements or understandings, other than the employment agreement described below, with any person pursuant to which Mr. Hole was appointed. There is no family relationship between Mr. Hole and any director or officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Hole that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Brian R. Hole

The Hole Employment Agreement provides that Mr. Hole is entitled to an initial annual base salary of $520,950, and establishes his target annual bonus opportunity at 85% of his annual base salary. Mr. Hole is also eligible to receive a LendCo incentive bonus at 5% of the net spread earned from growing the Company’s long-term lending activities through finance leases and loan products for aviation assets. The Company will pay the fees associated with Mr. Hole’s membership in professional associations and costs associated with executive management/leadership courses pertinent to his employment. In addition, he will be (i) eligible to receive awards under the Company’s 2021 incentive stock plan on the same terms as are generally available to executive officers of the Company and on terms which are in accordance with comparative market practices, (ii) granted a number of shares of restricted stock that is no less than 65% of the number of shares of restricted stock granted to the Company’s Chief Executive Officer, and (iii) entitled to acceleration of vesting of his equity awards upon a change in control of the Company. The agreement also provides for personal use of a Company-provided automobile.

Pursuant to the Hole Employment Agreement, Mr. Hole will serve as the President of the Company and the LendCo Leader (if applicable) on an at-will basis. If (a) Mr. Hole’s employment is terminated by the Company for “cause” (as defined in the Hole Employment Agreement), (b) the Company gives Mr. Hole a notice of nonrenewal for cause, (c) Mr. Hole voluntarily elects to terminate his employment not for “good reason” (as defined in the Hole Employment Agreement), or (d) Mr. Hole gives the Company a notice of nonrenewal (which is not given for good reason), then the Company must pay his unpaid salary, unpaid annual bonus, vested but undistributed stock, accrued vacation and other benefits through the date of his termination. If (A) his employment is terminated by the Company without cause and without at least 6 months’ advance notice, or (B) the Company provides Mr. Hole with a notice of nonrenewal without cause and without at least six months’ advance notice of nonrenewal, then the Company must pay his salary for up to six additional months. Additionally, if (1) Mr. Hole’s employment is terminated without cause, (2) the Company provides Mr. Hole with a notice of nonrenewal without cause, (3) Mr. Hole terminates his employment for good reason, or (4) Mr. Hole provides the Company with a notice of nonrenewal for good reason, then he is entitled to receive the following benefits, among others: (i) payment of one times his annual base salary or payment of one and one-half times his annual base salary if during a change in control; (ii) payment of any unpaid base salary, bonus, accrued vacation and sick pay; (iii) payment of the average annual bonus paid to Mr. Hole attributable to the two years prior to the termination if during a change in control; (iv) distribution of his unpaid deferred compensation; (v) payment of the average of the largest and smallest (excluding from calculation any bonus equal to zero) of his last five annual bonuses prior to termination; (vi) accelerated vesting of unvested restricted stock; (vii) payment of an amount equal to Mr. Hole’s average annual total compensation for the immediately preceding five years, multiplied by the number of years (full and partial) remaining in the initial employment term that ends on March 31, 2025, if the termination or nonrenewal occurs on or before March 31, 2025; and (viii) provision of medical and other benefit plan coverage for 18 months or, if during a change of control, for two years following the termination date.

In the event of the death or long-term disability of Mr. Hole, (i) the Hole Employment Agreement will terminate, (ii) the Company will pay Mr. Hole’s estate or heirs any unpaid base salary and bonus, and (iii) the restricted stock and stock options scheduled to vest will receive accelerated vesting and will become exercisable.

The foregoing description of the Hole Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Hole Employment Agreement, which will be filed as an exhibit to the Company’s 10-Q to be filed for the quarter ending September 30, 2022 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: August 4, 2022

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Dean M. Poulakidas
Dean M. Poulakidas
Senior Vice President and General Counsel

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